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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
          Date of report (Date of earliest event reported) May 22, 2003


                           PROTON ENERGY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                      000-31533                06-1461988
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)

                   10 Technology Drive, Wallingford, CT 06492
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (203) 678-2000
                                                           --------------

                                 Not Applicable
         (Former name or former address, if changed since last report.)


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This Current Report on Form 8-K contains statements about Proton Energy Systems,
Inc. (the "Company"), Northern Power Systems, Inc. ("Northern") and the proposed acquisition of Northern by the Company that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations, forecasts and assumptions that are subject to risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to: the satisfaction of the conditions to closing, including receipt of shareholder and regulatory approvals; the expected closing date of the transaction; the risk that the transaction will not close; the risk that the Company will not integrate the acquired business successfully; the risk that the Company will incur unanticipated costs to integrate the acquired business; the risk that Northern will require more cash than anticipated prior to closing; fluctuation in the trading price and volume of the Company's common stock; the risk that continuity of Northern's operations will be disrupted in the event the transaction does not close by the expected closing date; and other risks and uncertainties discussed under the heading "Risk Factors" in the Company's quarterly report on Form 10-Q for the fiscal Quarter ended March 31, 2003, as well as the reports the Company files from time to time with the Securities and Exchange Commission ("SEC"). Except as required by the Federal securities laws, the Company undertakes no duty to update or revise publicly any forward-looking statements.

     The Company will be filing relevant documents in connection with the transaction with the SEC, including a registration statement on Form S-4 containing a joint proxy statement/prospectus. The Company expects to mail the joint proxy statement/prospectus to their respective shareholders in connection with the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC's website, (http://www.sec.gov) after they are filed.

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Item 5. Other Events

On May 22, 2003, the Company announced that it had signed an Agreement and Plan of Contribution and Merger with PES New Parent, Inc., a wholly owned subsidiary of the Company ("New Parent"), PES-1 Merger Sub, Inc., PES-2 Merger Sub, Inc. and Northern Power Systems, Inc., a Deleware corporation ("Northern") pursuant to which Northern will be acquired and held as a wholly-owned subsidiary of New Parent and the Company will become a wholly-owned subsidiary of New Parent. Under the terms of the merger, the Company will acquire Northern for a combination cash and stock valued at approximately $27.5 million, of which approximately two-thirds will be in cash and the balance in New Parent's common stock. Northern security holders will also receive warrants to purchase approximately 2.5 million shares of New Parent's common stock. The Merger is subject to customary closing conditions and regulatory approvals, as well as the approval of the stockholders of the Company and Northern.

A copy of the Merger Agreement is attached to this Current Report on Form 8-K as
Exhibit 2.1 and is incorporated herein by reference. A copy of the press release of the Company, dated May 22, 2003, issued in connection with the execution of the Merger Agreement is also filed as an exhibit hereto and is incorporated herein by reference.

The Company also announced, as described in the attached press release, that it will make a special cash distribution of $1.00 per share payable on June 20, 2003 to shareholders of record as of June 6, 2003.

On May 22, 2003 the Company also entered into a Bonding Support Agreement and Security Agreement with Northern. Under the terms of the Bonding Support Agreement the Company will provide credit support through December 31, 2003 in an amount not to exceed $2 million to Northern to secure Northern's contractual and/or payment performance with certain customers and or suppliers.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a) Financial Statements of the Business Acquired.

               Not Applicable

        (b) Pro Forma Financial Information

               Not Applicable

        (c) Exhibits

               2.1 Agreement and Plan of Contribution and Merger, dated May 22, 2003, by and among Proton Energy Systems, Inc., PES New Parent, Inc., PES-1 Merger Sub, Inc., PES-2 Merger Sub, Inc., and Northern Power Systems, Inc. (1)

               99.1 Press Release of Proton Energy Systems, Inc. dated May 22, 2003.

               99.2 Bonding Support Agreement, dated May 22, 2003, by and between Northern Power Systems, Inc. and Proton Energy Systems, Inc.

               99.3 Security Agreement, dated May 22, 2003, between Northern Power Systems, Inc. and Proton Energy Systems, Inc.

(1) The exhibits and schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601 (b) (2) of Regulation S-K. The Company will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon Request.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


PROTON ENERGY SYSTEMS, INC.

By:   /S/ John A. Glidden
      ----------------------------------
      Name:  John A. Glidden
      Title: Vice President Finance
      Date:  May 22, 2003

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                                  EXHIBIT INDEX

Exhibit No.                         Description
-----------                         -----------

2.1 Agreement and Plan of Contribution and Merger, dated May 22, 2003, by and among Proton Energy Systems, Inc., PES New Parent, Inc., PES-1 Merger Sub, Inc., PES-2 Merger Sub, Inc., and Northern Power Systems, Inc.

99.1        Press Release of Proton Energy Systems, Inc. dated May 22, 2003.

99.2 Bonding Support Agreement, dated May 22, 2003, by and between Northern Power Systems, Inc. and Proton Energy Systems, Inc.

99.3 Security Agreement, dated May 22, 2003, between Northern Power Systems, Inc. and Proton Energy Systems, Inc.